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                                                                   EXHIBIT 10.14

                             As of January 22, 2002

Ark Restaurants Corp.
85 Fifth Avenue
New York, New York 10003

Gentlemen:

     Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of December 27, 1999 by and between Bank Leumi USA (the "Bank") and Ark Restaurants Corp. (the "Company"), as amended by letter agreements, dated August 21, 2000, as of November 21, 2000, November 1, 2001 and December 20, 2001 (as so amended, the "Restated Agreement"). Capitalized terms used in this letter agreement (the "Amendment"), and not otherwise defined herein, shall have the meanings defined in the Restated Agreement.

     The Bank and the Company have agreed to further amend the Restated Agreement, among other things, to change the Company's covenant with respect to Loans, Advances and Investments. Accordingly, the Company and the Bank agree that Section 7.6 of the Restated Agreement is hereby amended and restated as follows:

7.6 Loans, Advances, Investments. Except (i) loans made to fund the purchase of the Company's shares pursuant to its stock option plans, (ii) loans to the Company's employees, other than as provided for in (i), which loans shall not exceed (a) $850,000 in the aggregate, except during the period January 22, 2002 to and including February 6, 2002, and (b) $930,000 during the period January 22, 2002 to and including February 6, 2002, and (iii) other loans with the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed:

     This Amendment is intended by the parties as the final expression of their agreement, and therefore incorporates all negotiations of the parties hereto, and together with the Restated Agreement and other Loan Documents set forth in the entire agreement of the parties hereto.

     This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.


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     If the foregoing correctly sets forth our understanding and agreement, kindly indicate your acceptance thereof by signing below.

                                        Very truly yours,

                                        BANK LEUMI USA


                                        By: /s/ Iris Schechter
                                            ------------------------------------
                                            Iris Schechter


AGREED TO:

ARK RESTAURANTS CORP.


By: /s/ Andrew Kuruc
    ---------------------------------------
    Andrew Kuruc
    Senior Vice President


APPROVED:

ATLANTIC BANK OF NEW YORK


By: /s/ Atlantic Bank of New York
    ---------------------------------------


ISRAEL DISCOUNT BANK OF NEW YORK


By: /s/ Israel Discount Bank of New York
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